U.S. ENVIRONMENTAL PROTECTION AGENCY
Office of Pesticide Programs
Antimicrobials Division (7510C)
1200 Pennsylvania Avenue NW
Washington, D.C. 20460

EPA Reg. Number: 82932-1

Date of Issuance: 090106

Term of Issuance: Conditional

Name of Pesticide Product: All-Clear

NOTICE OF PESTICIDE:
x Registration
___ Reregistration

(under FIFRA, as amended)

Name and Address of Registrant (include ZIP code):

Kidde Fire Fighting
150 Gordon Drive
Exton, PA 19341

Note: Changes in labeling differing in substance from that accepted in connection with this registration must be submitted to and accepted by the Registration Division prior to use of the label in commerce. In any correspondence on this product always refer to the above EPA registration number.

On the basis of information furnished by the registrant, the above named pesticide is hereby registered/reregistered under the Federal Insecticide, Fungicide and Rodenticide Act.

Registration is in no way to be construed as an endorsement or recommendation of this product by the Agency. In order to protect health and the environment, the Administrator, on his motion, may at any time suspend or cancel the registration of a pesticide in accordance with the Act. The acceptance of any name in connection with the registration of a product under this Act is not to be construed as giving the registrant a right to exclusive use of the name or to its use if it has been covered by others.

This product is conditionally registered in accordance with FIFRA sec 3(c)(7)(A) provided that you:

1. Submit and/or cite all data required for registration of your product under FIFRA sec. 3(c)(5) when the Agency requires all registrants of similar products to submit such data; and submit acceptable responses required for re-registration of your product under FIFRA section 4.

2. Make the labeling changes listed below before you release the product for shipment:

a. Revise the "EPA Registration Number to read, "EPA Reg. No. 82932-1".

Signature of Approving Official:

M Swindell

Marshall Swindell
Product Manager Team-33
Regulatory Management Branch I
Antimicrobials Division (7510P)

Date:

EPA Form 8570-6

b. Revise the precautionary statement to read: "Harmful if swallowed. Wash thoroughly with soap and water after handling and before eating, drinking, chewing gum, or using tobacco."

c. Revise the First Aid statement to read:

If Swallowed: Call a Poison Control Center or doctor immediately for treatment advice.
Have the person sip a glass of water if able to swallow
Do not induce vomiting unless told to do so by the Poison Control Center or doctor.
Do not give anything by mouth to an unconscious person.

d. Delete the statements "Chemical and Biological Decontamination" and "decontamination" where ever they appear in the label. For a "Chemical Decontamination" claim you must have a certificate from another government agency affirming your product is capable of inactivating identified chemical agents. Use of the term "decontamination" is only permitted in conjunction with a sterilization claim.
e. Change "All-Clear Chemical and Biological Decontamination Foam Kit" to "All-Clear Surface Disinfection Foam Kit".
f. Place the ingredient statement just below the product name and product description statement "All-Clear Surface Disinfection Foam Kit".
g. Delete the statement "Water, synthetic detergents . . . and inorganic salts". You are not permitted to provide a partial or generic listing of inert ingredients on the product label.
h. Change "All-Clear is approved for use . . . disinfectant." To "All-Clear is registered for use . . . disinfectant."
i. Under your Net Contents section indicate only one container size (e.g., pail) and then indicate elsewhere that the product is also available in drums, and totes).
j. Delete or change the following statement: "It is the responsibility of the customer through appropriate monitoring to determine complete and effective decontamination."
k. Delete the sentence "If applied to poultry premises . . . coops, and crates." This statement is redundant.
l. Change "This product has demonstrated virucidal . . . CORONA VIRUS". To "This product has also demonstrated virucidal efficacy against the SARS-associated Corona Virus in 5 minutes".
m. Change "This product has demonstrated disinfectant efficacy against a broad spectrum . . . SALMONELLA ENTERICA." to "This product has demonstrated disinfectant efficacy against Staphylococcus aureus, Pseudomonas aeruginosa, and Salmonella enterica in 10 minutes."
n. In your **Warranty** statement delete all references to decontamination.
o. Delete the sentence "Confirmation of complete decontamination is recommended." You may wish to change "decontamination" to "disinfection", and provide instructions on how one would test to obtain confirmation of disinfection.
p. Change the statement "Keep the surface wet with All-Clear . . . effective decontamination." to "Keep the surface wet with All-Clear solution. Reapply if solution dries out or is diluted by any liquid prior to achieving 10 minutes of contact in order to completely disinfect the surface."

3. Submit three (3) copies of your final printed labeling before distributing or selling the product bearing the revised labeling.

If these conditions are not complied with, the registration will be subject to cancellation in accordance with FIFRA sec. 6(e). Your release for shipment of the product constitutes acceptance of these conditions.

A stamped copy of the label is enclosed for your records.

Sincerely,

M Swindell

Marshall Swindell
Product Manager 33
Regulatory Branch I
Antimicrobials Division (7510P)

Enclosure: (Stamped Label)

ACCEPTED
with COMMENTS
EPA Letter Dated:

090106

Under the Federal Insecticide, Fungicide, and Rodenticide Act as amended, for the pesticide, registered under EPA Reg. No. 82932-1

National Foam

ALL-CLEAR™ Surface Disinfection [redacted] Foam Kit

KEEP OUT OF THE REACH OF CHILDREN

CAUTION

FIRST AID

IF SWALLOWED: Do not induce vomiting unless directed to do so by medical personnel. Give large quantities of milk or water. Never administer anything by mouth to an unconscious person. Seek medical attention.

IF INHALED: If exposed to excessive levels of airborne aerosol or mists, remove to fresh air. If breathing is difficult, give oxygen. Seek medical attention.

SKIN CONTACT: Wash off in flowing water or shower for at least 15 minutes. Remove contaminated clothing and shoes. Launder clothing before reuse. Thoroughly clean shoes before reuse. Seek medical attention if irritation persists. If contact with Part 2 is prolonged, wash affected area with a disinfectant soap and cover the contaminated skin with an anti-bacterial cream. Seek immediate medical attention.

EYE CONTACT: Check for and remove contact lenses. Immediately flush eyes with water for 15 minutes. Retract eyelids often to ensure thorough rinsing. Seek medical attention immediately

EMERGENCY MEDICAL INFORMATION

Have the product container or label with you when calling a poison control Center or doctor, or going for treatment. Further product information, including MSDS can be obtained at www.all-clear.com or 610-363-1400 Red Alert Emergency Response Number. The National Pesticide Information Center telephone number is 1-800-858-7378.

This product is identified as ALL-CLEAR ™, EPA Reg. No. Pending All-Clear Mixed Solution

ACTIVE INGREDIENTS:	Nominal Concentrations
Tetrakis(hyroxymethyl)Phosphonium Sulfate	2.85%
Benzalkonium Chloride	0.43%
Total Other Ingredients	96.72%

This product contains 0.3 [redacted] lbs. of Active Ingredients per gallon.

EPA Reg. No. Pending 82932-R

EPA Est. No. 82932, Kidde Fire Fighting, Inc.

350 East Union Street, West Chester, PA 19382

NET CONTENTS

Part 1 Premix Foam Solution
Pail 5 gallons
[redacted]

Part 2 Basing Additive Powder
Pail 6.5oz (.19 kg)
[redacted]

Part 3 Enzyme Additive Powder
Pail 4.0oz (.11 kg)
[redacted]

PRECAUTIONARY STATEMENTS.

HAZARDS TO HUMAN AND DOMESTIC ANIMALS

CAUTION: Causes eye and skin irritation. Do not take internally. Foodstuffs or animal feeds that have come in contact with this product should be discarded. Protect skin and eyes before using.

RECOMMENDED Personal Protective Equipment (PPE)

Chemical splash goggles, chemical resistant gloves, apron, coveralls, boots and MSHA/NIOSH approved cartridge respirator with particulate and organic vapor protection.

ENVIRONMENTAL HAZARDS

Do not apply directly to any body of water. Waste resulting from the use of this product may be disposed of at an approved waste disposal facility.

PHYSICAL/ CHEMICAL HAZARDS

Do not apply this product around electrical equipment due to the possibility of shock hazard. Avoid contact with water reactive materials, burning metals and electrically energized equipment.

DIRECTIONS FOR USE

It is a violation of Federal law to use this product in a manner inconsistent with its labeling.

This product is not to be used on any surface or instrument that (1) is introduced directly into the human body, either in or in contact with the bloodstream or normally sterile areas of the body, or (2) contacts intact mucous membranes but which does not ordinarily penetrate the blood barrier or otherwise enter normally sterile areas of the body.

AC
with COM
EPA Letter D
090106
Under the Federal Insecticide, Fungicide, and Rodenticide Act as amended, for the pesticide, registered under EPA Reg. No. 82932-1

registered

All-Clear is [redacted] for use as a disinfectant. This product has demonstrated disinfectant efficacy against [redacted] STAPHYLOCOCCUS AUREUS, PSEUDOMONAS AERUGINOSA AND SALMONELLA ENTERICA. This product has demonstrated virucidal efficacy against [redacted] the SARS-ASSOCIATED CORONA VIRUS. Please consult the manufacturer for actual test results.

All-Clear disinfects hard inanimate non-porous surfaces. Some examples of treatable surfaces are: floors, walls, rails, chairs, shower stalls, urinals, bathtubs and nonfood contact surfaces including tables and counters.

All-Clear may be used in homes, schools, hospitals, cafeterias, restaurants, offices, industrial and commercial buildings, exterior of structures, areas of mass gathering such as stadiums and convention centers or outdoors on vehicles, farm equipment, and poultry premises.

MIXING INSTRUCTIONS

1. To utilize, Parts 1, 2 and 3 must be available. These pre-measured amounts are packaged within each kit.
2. Remove the lid. Lift out Part 2 (bottle) and Part 3 (bottle) seated in the tray.
3. Remove the tray to expose the liquid Premix Foam Solution.
4. Add Part 2 Basing Additive (bottle) slowly, mix with agitation for 30 seconds.
5. Add Part 3 Enzyme Additive (bottle) slowly, mix with agitation for 30 seconds.
6. Prompt use of mixed solution is recommended, liquid is effective up to 16 hours.

APPLICATION INSTRUCTIONS

- Prior to application, it is necessary for removal of gross filth or heavy soil.
- Choose method of application (brush, mop, sprayer, or foam) that is appropriate for coverage of the surfaces to be decontaminated.
- The recommended optimal efficacy application rate is dependent upon the application device used and the specific hazard being mitigated. But generally a range of 75-125 sq ft per 1 gallon (1.8 – 3.1 sq m per 1 liter) of mixed solution is recommended.

When [redacted] applied as a disinfectant, keep the surface wet with All-Clear solution for [redacted] 10 minutes.

- Keep the surface wet with All-Clear solution. Reapply if solution dries out or is diluted by any liquid prior to achieving complete and effective decontamination.
- [redacted]

[redacted]

- After use, rinse application device with water, collect rinsings and dispose of these residues and any residue of the chemical that is removed from the area that has been decontaminated according with the laws and regulations of the authorities having jurisdiction.

USE DIRECTIONS FOR POULTRY PREMISES

1. Remove all poultry and feeds from premises, trucks, coops, and crates.
2. Remove all litter and droppings from floors, walls and surfaces of facilities occupied or traversed by poultry.
3. Empty all troughs, racks, and other feeding and watering appliances.
4. Thoroughly clean all surfaces with soap and detergent and rinse with water.
5. Saturate surfaces with All-Clear solution for a period of 10 minutes.
6. Ventilate buildings, coops, and other closed spaces. Do not house poultry or employ equipment until treatment has been absorbed, set, or dried.
7. Thoroughly scrub treated feed racks, troughs, automatic feeders, fountains, and waterers with soap or detergent, and rinse with potable water before reuse.

STORAGE AND DISPOSAL

Recommended storage temperature: Minimum 35 °F (2 °C) Maximum 120 °F (49 °C). Store within temperature range shown above.

DO NOT contaminate water, food or feed by storage and disposal. When not in use, keep container tightly closed at all times and away from heat, flame, chemicals and extreme temperatures.

DO NOT discharge this product or any effluent containing this product into any body of water or into any storm sewer or sanitary sewer without expressed authority from appropriate regulatory authorities. Dispose of this product or residues from application of this product only at a waste disposal facility authorized to receive it and in accordance with applicable laws and governmental regulations.

DO NOT reuse container. After use, triple rinse and dispose of empty containers and rinsings in accordance with applicable federal, state, local regulatory requirements.

DO NOT USE if components appear damaged or contaminated. Hazard concentrations, application dynamics, weather, etc. will affect results.

DO NOT mix with any other solutions or powders or otherwise contaminate. To do so may negate effectiveness and will void warranty.

Warranty: [redacted] This product can be a highly effective decontamination solution when used in accordance with NF's instructions and commonly accepted or adopted decontamination protocols. NF is not responsible for storage of the product after shipment or use of the product by user or customer. NF has no control over the rate of application techniques, selection of application equipment or maintenance of the same. It is the user's responsibility to determine when decontamination is complete. Customer should be aware that dilution, contamination with any other substance or storage outside the recommended storage temperature range shown on this label may render this product ineffective for its intended use. NF does not represent or warrant that this product will achieve the desired level of decontamination. It shall be the customer's responsibility to determine the suitability of the product for the customer's intended use. Refer to NF data sheets, labels, instructions and bulletins for information on tests establishing efficacy, shelf life and storage requirements. This expressed warranty is exclusive and in lieu of all other warranties expressed or implied including any warranty of merchantability or fitness for a particular purpose.

RED ALERT

(1) 610-363-1400

The master label is to be in possession of the user.

Master label dated August 31, 2006 NFC850 Rev 6

ACCEPTED
with COMMENTS
EPA Letter Dated:

090106

Under the Federal Insecticide, Fungicide, and Rodenticide Act as amended, for the pesticide, registered under EPA Reg. No.

82932-1